Exhibit 99.1

KIWIBOX.COM Incorporates Cuomo’s hash value database and State-of-the-art security to insure members’ safety while they Explore, Connect, and Party.

NEW YORK, November 15, 2010 /PRNewswire-FirstCall/ -- KIWIBOX.COM, Inc. (OTC Bulletin Board: KIWB), is incorporating the most recent and advanced security and privacy features into their online community. The social network has just implemented Attorney General Andrew M. Cuomo’s hash value database in order to block images of children being sexually abused. Recently, other social networks have been criticized and even sued regarding members’ privacy and rights. In comparison, Kiwibox.com is staying ahead of the curve by efficiently integrating this advanced system where members seldom have to worry about inappropriate content being displayed.

This hash value technology, supervised and maintained by the Division of Criminal Justice Services and the Attorney General’s Office, is a system that can identify and block child pornography images on social networking sites. Hash values can be considered the online equivalent of fingerprints and each image or file has its own unique fingerprint. The system that has been created contains over 8,000 hash values associated with child pornography images. Once these images are identified, the database stops them from ever being displayed on a site.

Other newly incorporated features on Kiwibox.com include Hypertext Transfer Protocol Secure (https), which provides encrypted SSL communication and secure identification of a networks web server. This feature will allow members to confidently login to the community without the concern of having their personal information being hacked or stolen by threatening outside parties.

Since Kiwibox members also constantly log in through their mobile devices, security on all Kiwibox applications has increased dramatically as well. Unlike other social networks, when a member logs on to Kiwibox.com through their phone or other mobile device, their information (username and password) is transported in an encrypted way. Members are assured that their information will be kept private.

With the addition of these new protective technologies, Kiwibox.com is ensuring member security and safety. Because Kiwibox.com is constantly creating innovative ideas to enhance its  online community, members definitely have a lot to look forward to in the future.

About KIWIBOX.COM:

KIWIBOX.COM is the only stand-alone social network community company whose shares are traded in the public stock market under the trading symbol "KIWB". KIWIBOX.COM was founded in 1999 to give teenagers a voice on the internet and was a leader in the teen oriented world for several years. In 2008, the company launched a new version 2.0, expanding its community to serve old teens & young adults to explore, connect and party. After a restructuring of the company in 2009 and 2010, a new website technology platform was integrated in 2010. Further developments include the integration of state-of-the-art mobile technology which, in combination with traditional marketing efforts, are being integrated into our strategic plan to increase membership and further enhance our position as a prominent website in the social networking world for young adults and old teens. In addition, Kiwibox is currently investigating potential  acquisitions to increase its organic growth.

 Kiwibox.com, Inc.

www.kiwibox.com
info@kiwibox.com

330 West 38th Street
Suite 1602
10018 New York
New York, USA

phone: (212) 239-8210
fax:  (212) 239-8422

We are a social network
- more than a community

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors. Potential factors that could impact results include the general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, exchange rates, rating agency actions, resolution of pending regulatory investigations and related issues, including those related to compensation arrangements with underwriters, pension funding, ultimate paid claims may be different from actuarial estimates and actuarial estimates may change over time, changes in technology and internet developments, commercial property and casualty markets and commercial premium rates, the competitive environment, the actual costs of resolution of contingent liabilities and other loss contingencies, and the heightened level of potential errors and omissions liability arising from placements of complex policies and sophisticated reinsurance arrangements in an insurance market in which insurer reserves are under pressure. Further information, concerning the Company and its business, including factors that potentially could materially affect the Company's financial results, is contained in the Company's filings with the Securities and Exchange Commission.

CONTACT: Andre Scholz, +1-212-239-8210, ascholz@kiwiboxinc.com

 Kiwibox.com, Inc.

www.kiwibox.com
info@kiwibox.com

330 West 38th Street
Suite 1602
10018 New York
New York, USA

phone: (212) 239-8210
fax:  (212) 239-8422

We are a social network
- more than a community